Exhibit 21.1

Subsidiaries of B. Riley Financial, Inc.

Jurisdiction of Organization/
Subsidiary	Incorporation
B. Riley Capital Management, LLC	New York
B. Riley Principal Investments, LLC	Delaware
B. Riley FBR, Inc.	Delaware
BRC Merger Sub, LLC	Delaware
BR Dialectic Capital Management, LLC	Delaware
BR Events, LLC	California
BR SPAC Capital Management, LLC	Delaware
BR-GA Retail Investments, LLC	Delaware
FBR Asset Management Holdings, LLC	Virginia
FBR Capital Markets Holdings, Inc.	Delaware
FBR Capital Markets PT, Inc.	Virginia
FBR Capital Markets LT, Inc.	Delaware
FBR Fund Advisers, LLC	Delaware
FBR Investment Management, Inc.	Delaware
MLV & Co LLC	Delaware
GA Australia II Pty., LTD	Victoria, Australia
GA Australia Pty., LTD	Victoria, Australia
GA Europe Cooperatief U.A.	Netherlands
GA Europe GmbH	Germany
GA Industrial, LTD	England and Wales
GA International Services, LLC	California
GA Keen Realty Advisors, LLC	New York
GA Retail Advisors, Inc.	California
GA Retail Canada ULC	Canada
GA Retail Int’l, Inc.	California
GA Retail Investments, L.P.*	Delaware
GA Retail Services, Inc.	California
GA Retail, Inc.	California
GACP Finance Co, LLC	Delaware
Great American Capital Partners, LLC	Delaware
Great American Global Partners, LLC*	California
Great American Group Advisory and Valuation Services, LLC*	California
Great American Group Energy Equipment, LLC	California
Great American Group Intellectual Property Advisors, LLC	California
Great American Group Machinery & Equipment, LLC*	California
Great American Group WF, LLC	California
Great American Group, LLC	California
Stratton Partners, LTD	England and Wales
Classmates Media Corporation, Inc.	Delaware
Juno Internet Services, Inc.	Delaware
Juno Online Services, Inc.	Delaware
Net Zero, Inc.	Delaware
NetZero Modecom, Inc.	Delaware
NetZero Wireless, Inc.	Delaware
United Online Advertising Network, Inc.	Delaware
United Online Software Development (India) Private Limited*	Republic of India
United Online Web Services, Inc.	Delaware
United Online, Inc.	Delaware
Fiduciary Financial Services of the Southwest	Texas
Manhattan Investment Management Services, Inc.	Delaware
Medallion Investment Solutions, LLC	Delaware
Wunderlich Capital Management	Tennessee
Wunderlich Insurance Agency of Texas	Texas
Wunderlich Investment Company, Inc.	Delaware
Wunderlich Loan Capital Corp	Delaware
Wunderlich Securities, Inc.	Tennessee

*	B. Riley Financial, Inc. owns less than 100% of these subsidiaries.